EXHIBIT 11

                   PCA INTERNATIONAL, INC., AND SUBSIDIARIES
                    COMPUTATION OF PRlMARY AND FULLY DILUTED
                           EARNINGS PER COMMON SHARE

                                                             Three Months Ended         Nine Months Ended
                                                       October 27,    October 29,   October 27,  October 29,
                                                          1996          1995           1996         1995
PRIMARY EARNINGS PER COMMON SHARE:
 EARNINGS APPLICABLE TO COMMON STOCK:
  Net income............................................  $  641,112  $ 1,677,469     $2,012,187  $2,726,972

 COMPUTATlON OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
   Weighted average number of common shares.............   7,556,349    7,476,683      7,498,032   7,680,476
   Dilutive effect of stock options.....................     575,572      553,867        521,646     468,751
   Weighted average number of common shares after
    dilutive effect.....................................   8,131,921    8,030,550      8,019,678   8,149,227

 EARNINGS PER COMMON SHARE AND COMMON
  EQUIVALENT SHARE:

   Net income...........................................  $     0.08  $      0.21     $     0.25  $     0.33

FULLY DILUTED EARNINGS PER COMMON SHARE:
 EARNINGS APPLICABLE TO COMMON STOCK:
  Net income............................................  $  641,112  $ 1,677,469     $2,012,187  $2,726,972

 COMPUTATION OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
   Weighted average number of common shares outstanding.   7,556,349    7,476,683      7,498,032   7,680,476
   Dilutive effect of stock options.....................     576,027      554,027        648,973    556,142
   Weighted average number of common shares after
    dilutive effect....................................    8,132,376    8,030,710      8,147,005   8,236,618

EARNINGS PER COMMON SHARE AND COMMON
EQUIVALENT SHARE ASSUMING FULL DILUTION:

   Net income...........................................     $  0.08       $ 0.21         $ 0.25    $   0.33

